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                                                                     EXHIBIT 3.3

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           COMMERCE ENERGY GROUP, INC.

      Commerce Energy Group, Inc. (formerly known as American Energy Group, Inc.) (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

            1.    The name of the Corporation is Commerce Energy Group, Inc.

            2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 18, 2003. An amendment to the Certificate of Incorporation was filed with the Secretary of the State of Delaware on February 23, 2004.

            3. This Amended and Restated Certificate of Incorporation, which amends and restates the original Certificate of Incorporation of the Corporation, was duly adopted in accordance with Sections 242 and 245 of the GCL. The sole stockholder of the Corporation adopted this Amended and Restated Certificate of Incorporation by written consent in accordance with Section 228 of the GCL.

            4. The Certificate of Incorporation of the Corporation is hereby amended and restated so as to read in its entirety as follows:

                                    ARTICLE 1

                                      NAME

      The name of the corporation Commerce Energy Group, Inc. (the
"Corporation").

                                    ARTICLE 2

                                ADDRESS AND AGENT

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

                                    ARTICLE 3

                                     PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

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                                    ARTICLE 4

                                      STOCK

      4.1 Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 170,000,000 consisting of (i) 150,000,000 shares of common stock, par value of $.001 per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, par value of $.001 per share (the "Preferred Stock").

      (a) Preferred Stock. The Board of Directors is hereby expressly authorized, by resolution or resolutions thereof, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, if any), preferences, and relative participating optional or other special rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, preferences and relative, participating optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the date from which dividends thereon, if any, shall be cumulative. The number of shares of any series of Preferred Stock may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares then outstanding) by a certificate executed, acknowledged and filed in accordance with the GCL setting forth a statement that such increase or decrease was authorized and directed by resolution or resolutions of the Board of Directors of the Corporation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. Nothing contained herein shall be deemed to limit any rights of the holders of any series of Preferred Stock as expressly granted or indicated pursuant to the terms of the applicable Preferred Stock Designation.

      (b) Common Stock. The designations, powers (including voting powers), preferences and rights, and the qualifications, limitations and restrictions thereof, of the Common Stock are as follows:

            (i) Dividends. Subject to the terms of any outstanding series of Preferred Stock and any other provisions of this Certificate of Incorporation, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

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            (ii)  Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation resulting in any distribution of its assets to its stockholders, subject to the terms of any outstanding series of Preferred Stock, the holders of the Common Stock shall be entitled to receive pro rata the assets of the Company legally available for distribution to its stockholders.

            (iii) Voting. Except as otherwise required by law and subject to the terms of any outstanding series of Preferred Stock, each outstanding share of Common Stock shall be entitled to one vote per share held by record by such holder on all matters presented to stockholders for a vote.

      4.2 Action in Lieu of Meetings. Subject to rights, if any, of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders.

                                    ARTICLE 5

                                    DIRECTORS

      5.1 Number of Directors. Subject to rights, if any, of any series of Preferred Stock then outstanding, the number of authorized Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. Within the limits specified herein and in the Corporation's Bylaws, the election of Directors shall be determined by the stockholders of the Corporation by a plurality of the votes cast by the shares of capital stock present in person or represented by proxy at the meeting in which the election of Directors is considered and entitled to vote in the election of Directors. The Directors need not be stockholders of the Corporation.

      5.2 Election, Classes and Terms of Directors. The Board of Directors, other than those who may be elected by the holders of any series of Preferred Stock then outstanding, shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible, with the initial term of office of Class I Directors to expire at the Corporation's first annual meeting of stockholders following the end of the Corporation's fiscal year ended July 31, 2004 ("Fiscal 2004"), the initial term of office of the Class II Directors to expire at the Corporation's second annual meeting of stockholders following the end of Fiscal 2004 and the initial term of office of the Class III Directors to expire at the Corporation's third annual meeting of stockholders following the end of Fiscal 2004, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each Director to hold office until his or her successor shall have been duly elected and qualified or until such Director's death, resignation or removal. In the event of any increase or decrease in the number of Directors,
(i) each Director then serving as such shall nevertheless continue as a Director of the class of which such Director is a member until the expiration of the current term, or such Director's prior death, resignation, or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be

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apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal in number as possible.

      5.3 Removal of Directors. Except for such additional directors, if any, elected by a series of Preferred Stock then outstanding, any Director or the entire Board of Directors may be removed, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation then entitled to vote at an election of Directors, voting together as a single class. Nothing in this Section 5.3 shall be deemed to affect any rights of the holders of any series of Preferred Stock to remove Directors pursuant to any applicable provisions of the Certificate of Incorporation.

      5.4 Vacancies. Subject to the rights, if any, of any series of Preferred Stock then outstanding, and except as otherwise provided in this Certificate of Incorporation, any vacancy, whether arising through death, resignation, retirement, removal or disqualification of a Director, and any newly-created directorship resulting from an increase in the number of Directors, shall be filled solely by a majority vote of the remaining Directors even though less than a quorum of the Board of Directors. A Director so elected to fill a vacancy or newly-created directorship shall serve for the remainder of the then present term of office of the class to which such Director was elected. No decrease in the number of directors shall shorten the term of any incumbent director.

      5.5 Written Ballot. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                    ARTICLE 6

                             LIABILITY AND INDEMNITY

      6.1 Limitation of Liability of Directors. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such elimination or limitation of liability is not permitted under the GCL, as the same exists or may hereafter be amended.

      6.2 Right to Indemnification. To the fullest extent permitted by law, the Corporation shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person, or the person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans (any such person, a "Section 6.2 Indemnitee"), against all liabilities, losses, expenses (including attorney's fees), judgments, fines and amounts paid in settlement ("expenses") actually and reasonably incurred by such person in connection with such proceeding; provided, however, that, except as otherwise provided in Section 6.4, the Corporation shall only be required to indemnify a person in connection with a

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proceeding (or part thereof) initiated by such person if the commencement of such proceeding (or part thereof) was authorized by the Board of Directors.

      6.3 Prepayment of Expenses. The Corporation shall pay the expenses incurred by a Section 6.2 Indemnitee in defending any proceeding in advance of its final disposition, provided that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The Corporation may pay the expenses incurred by any other person in defending any proceeding in advance of its final disposition upon such terms and conditions as the Board of Directors deems appropriate.

      6.4 Claims. If a claim for indemnification or advancement of expenses under Section 6.2 or Section 6.3 is not paid in full within sixty (60) days after a written claim therefor by a Section 6.2 Indemnitee has been received by the Corporation, such Section 6.2 Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that such Section 6.2 Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable law.

      6.5 Repeal or Modification. Any amendment, repeal or modification of the provisions of this Article or applicable law shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring before the time of such amendment, repeal or modification regardless of whether the proceeding is brought or threatened before or after the time of such amendment, repeal or modification.

      6.6 Non-Exclusivity of Rights. The right to indemnification and advancement of expenses conferred on any person by this Article shall not be exclusive of any other rights such person may have or acquire under any other provision hereof, the Bylaws, or by law, agreement, vote of stockholders or disinterested Directors or otherwise.

      6.7 Survival of Rights. The right to indemnification and prepayment of expenses conferred on any person by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

      6.8 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against any liability or expenses incurred by such person in connection with a proceeding, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or by law.

      6.9 Other Sources. The Corporation's obligation, if any, to indemnify or advance expenses to any Section 6.2 Indemnitee who was or is serving at the Corporation's request as a director or officer of another corporation or a partnership, joint venture, trust, enterprise or non-

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profit entity, including service with respect to employee benefit plans, shall be reduced by any amount such Section 6.2 Indemnitee may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit entity.

      6.10 Other Indemnification and Advancement of Expenses. This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than
Section 6.2 Indemnitees when and as authorized by appropriate corporate action.

                                    ARTICLE 7

                     BYLAWS AND CERTIFICATE OF INCORPORATION

      7.1 Creation, Amendment and Repeal of Bylaws. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, alter, amend or repeal the Bylaws of the Corporation.

      7.2 Amendment of Certificate of Incorporation. Subject to Article 8 hereof, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Section 7.2 of Article 7.

                                    ARTICLE 8

                       INTERESTED STOCKHOLDER TRANSACTIONS

      8.1 Purpose. In addition to any affirmative vote required by law or by this Certificate of Incorporation, any Business Combination (as defined in Section 8.2 of this Article 8) respecting the Corporation shall require the approval of the stockholders of the Corporation pursuant to Section 8.5 of this
Article 8 or the approval of the Directors of the Corporation pursuant to
Section 8.4 of this Article 8.

      8.2   Certain Definitions. For the purposes of this Article 8:

      (a)   "Act" shall mean the Securities Exchange Act of 1934, as amended.

      (b) "Affiliate," "affiliated" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Act.

      (c) A person shall be a "beneficial owner" of, or "Beneficially Own," or have "beneficial ownership" of, any Voting Stock:

            (i) that such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

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            (ii)  that such person or any of its Affiliates or Associates has
      (A) the right to acquire (whether or not such right is immediately exercisable) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding (other than a revocable proxy given to such person or any of its Affiliates or Associates in response to a public proxy solicitation made pursuant to, and in accordance with, all applicable requirements of the Act and the rules and regulations promulgated thereunder); or

            (iii) that is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock (other than a revocable proxy given to such person or any of its Affiliates or Associates in response to a public proxy solicitation made pursuant to, and in accordance with, all applicable requirements of the Act and the rules and regulations promulgated thereunder).

      (d)   "Business Combination" shall include:

            (i) any merger or consolidation of the Corporation or any Subsidiary with (A) an Interested Stockholder or (B) any other corporation (whether or not itself an Interested Stockholder) that is, or after such merger would be, an Affiliate of an Interested Stockholder;

            (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or an Affiliate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $10,000,000 or more;

            (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an Interested Stockholder or any Affiliate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $10,000,000 or more, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which were (1) outstanding at or prior to the time that the Interested Stockholder became such, or (2) were approved by a majority of the Disinterested Directors or a compensation committee of the Board of Directors comprised of at least two Disinterested Directors; (B) pursuant to a merger under Section 251(g) of the GCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (C)-(E) of this subparagraph shall there be an increase in the Interested

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      Stockholder's proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

            (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of an Interested Stockholder; and

            (v) any reclassification of the Corporation's securities (including any reverse stock split), recapitalization of the Corporation, merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate beneficial ownership of an Interested Stockholder or any Affiliate of an Interested Stockholder in the outstanding shares of any class of equity or convertible securities of the Corporation or of any Subsidiary.

      (e) "Disinterested Director" shall mean any member of the Board of Directors of the Corporation who is not an Affiliate, Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate, Associate or representative of the Interested Stockholder and is nominated for election as a director or elected as a director to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

      (f) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) that:

            (i) is itself, together with its Affiliates, the beneficial owner, directly or indirectly, of 20% or more of the Voting Stock;

            (ii) is an Affiliate of the Corporation and at any time during the prior two years was the beneficial owner, itself, together with its Affiliates, directly or indirectly, of 20% or more of the then outstanding Voting Stock; or

            (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock of which an Interested Stockholder was the beneficial owner at any time during the prior two years, unless such assignment or succession occurs in a transaction that is a public offering within the meaning of the Securities Act of 1933;

provided however, that in determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares of which the Interested Stockholder is deemed to have beneficial ownership through application of paragraph (c) of this Section but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

      (g) A "person" shall mean any individual, corporation, company, association, partnership, limited partnership, limited liability limited partnership, limited liability company,

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joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

      (h) "Subsidiary" means, with respect to a party, any corporation, company, association, partnership, joint venture, limited partnership, limited liability limited partnership, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which are held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests or
(iv) such party and/or one or more of its Subsidiaries has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

      (i) "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors and shall not mean the shares of capital stock of any predecessor corporation.

      8.3 Powers of the Board of Directors. For purposes of this Article 8, a majority of the Directors of the Corporation present at a meeting at which a quorum is present shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock of which a person is the beneficial owner, and (iii) whether a person is an Affiliate or Associate of another.

      8.4 Approval by Board of Directors. A Business Combination that is approved by a majority of the Disinterested Directors shall not require the approval of the stockholders pursuant to Section 8.5 of this Article 8.

      8.5 Approval by Stockholders. Unless a proposed Business Combination is approved by the Directors of the Corporation pursuant to Section 8.4 of this
Article 8, such Business Combination shall require, except as otherwise prohibited by applicable law, the affirmative vote of the holders of at least 66-2/3% of the Voting Stock, voting together as a single class, excluding shares of Voting Stock that are beneficially owned by the Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote or a lesser vote may be required by law, by this Certificate of Incorporation or the Bylaws of the Corporation, by any agreement with any national securities exchange, or otherwise.

      8.6 No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article 8 shall be construed to relieve an Interested Stockholder from any fiduciary obligation imposed by law.

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      8.7   Amendment, Repeal or Modification. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, but in addition to any vote of the holders of any class or series of Stock of the Corporation required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty six and two-thirds percent (66-2/3%) of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 8.

                                    ARTICLE 9

                 SECTION 203 OF DELAWARE GENERAL CORPORATION LAW

      The corporation shall be governed by Section 203 of the General Corporation Law of the State of Delaware as it may be amended from time to time.

      IN WITNESS WHEREOF, Commerce Energy Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Ian B. Carter, a duly authorized officer of the Corporation, on July 1, 2004.


                                            /s/ IAN B. CARTER
                                            -----------------------------------
                                            Ian B. Carter
                                            Chairman and Chief Executive Officer


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